EXHIBIT I
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th & Cherry Streets
                          Philadelphia, PA  19103-6996
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757

                                 July 28, 2000


Northern Funds
50 South LaSalle Street
Chicago, IL  60675-5986

     Re:  Registration Statement on Form N-1A/Issuance of Shares
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Ladies and Gentlemen:

     We have acted as counsel for Northern Funds, a Delaware business trust (the "Trust"), organized under an Agreement and Declaration of Trust dated February 7, 2000 (the "Declaration of Trust") in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form N-1A (File Nos. 33-73404 and 811-8236), of the Trust's shares of beneficial interest, which are divided into thirty-three portfolios designated as follows:
Money Market Fund; U.S. Government Money Market Fund; U.S. Government Select Money Market Fund; Tax-Exempt Money Market Fund; Municipal Money Market Fund; California Municipal Money Market Fund; U.S. Government Fund; Short-Intermediate U.S. Government Fund; Intermediate Tax-Exempt Fund; California Intermediate Tax-Exempt Fund; Florida Intermediate Tax-Exempt Fund; Fixed Income Fund; Tax-Exempt Fund; Arizona Tax-Exempt Fund; California Tax-Exempt Fund; Global Fixed Income Fund; High Yield Municipal Fund; High Yield Fixed Income Fund; Income Equity Fund; Stock Index Fund; Large Cap Value Fund; Growth Equity Fund; Select Equity Fund; Blue Chip 20 Fund; Mid Cap Growth Fund; Small Cap Index Fund; Small Cap Value Fund; Small Cap Growth Fund; International Growth Equity Fund; International Select Equity Fund; Technology Fund; Global Communications Fund; and Aggressive Growth Fund. Shares of the aforesaid classes of shares of beneficial interest are referred to hereinafter as "Shares." The aforesaid Registration Statement, as amended to date, is referred to hereinafter as the "Registration Statement." The Trust is authorized to issue an unlimited number of Shares in each of the aforesaid portfolios.

     We have reviewed the Registration Statement and the Trust's Declaration of Trust, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on the Delaware Business Trust Act.

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     Based on the foregoing, we are of the opinion that the Shares registered under the Registration Statement will be, when issued against payment therefor as described therein, legally issued, fully paid and non-assessable by the Trust, and that the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 34 to the Trust's Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                   Very truly yours,


                                   /s/ DRINKER BIDDLE & REATH LLP
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                                   DRINKER BIDDLE & REATH
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